EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated July 13, 2005 in the Amendment No. 2 to the Registration Statement (File No. 333-125966) and related Prospectus of Claymore Securities Defined Portfolios, Series 232.


                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP


Chicago, Illinois
July 13, 2005